Exhibit 16
                                                       ----------

                              O.R.I. GROWTH FUND

            Schedule for Computations of Performance Quotations
            ---------------------------------------------------


            FOR THE ONE YEAR PERIOD ENDED NOVEMBER 30, 1995

            TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) - 1

                  Total return = 37.0%

                        37.0% = (14,359/10,480) - 1

            FOR THE PERIOD FROM JANUARY 3, 1994 (COMMENCEMENT OF OPERATIONS) TO NOVEMBER 30, 1995

            CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) - 1


                  Cumulative total return = 43.6%

                        43.6% = (14,359/10,000) - 1


            TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) 1/n - 1
                                                                  of $10,000

                  Total return = 20.9%

                        20.9% = (14,359/10,000)  1/1.9 - 1